Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on our historical financial statements and VectorVision’s historical financial statements as adjusted to give effect to the Company’s acquisition of VectorVision and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2017 and the 12 months ended December 31, 2016 give effect to these transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 gives effect to these transactions as if they had occurred on June 30, 2017.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and VectorVision’s historical information included herein.

Guardion Health Sciences, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2017

	Guardion	VectorVision	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

Assets

Current assets
Cash	$297,536	$1,276	$-		$298,812
Accounts receivable	1,662	58,526	-		60,188
Inventories	108,303	98,471	-		206,774
Current portion of deposits and prepaid expenses	6,576	2,621	-		9,197

Total current assets	414,077	160,894	-		574,971

Deposits and prepaid expenses, less current portion	10,470	-	-		10,470
Property and equipment, net	88,188	10,016	-		98,204
Intangible assets, net	-	-	674,400	(a)	674,400
Goodwill	-	-	1,608,347	(b)	1,608,347

Total assets	$512,735	$170,910	$2,282,747		$2,966,392

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable and accrued liabilities	$413,907	$103,947	$154,792	(c)	$672,646
Accrued expenses and deferred rent	14,667	-	-		14,667
Line of credit	-	24,123	-		24,123
Due to related parties	169,320	-	-		169,320
Convertible notes payable	45,811	-	-		45,811
Promissory notes payable	125,314	-	-		125,314
Promissory notes payable related party	-	38,087	(38,087)	(d)	-

Total current liabilities	769,019	166,157	116,705		1,051,881

Stockholders’ Equity

Series A preferred stock	1,705	-	-		1,705
Series B preferred stock	1,100	-	-		1,100
Common stock	25,635	-	-		25,635
Additional paid-in capital	22,056,862	51,410	2,274,177	(e)	24,382,449
Accumulated deficit	(22,341,586)	(46,657)	(108,135)	(f)	(22,496,378)

Total stockholders’ equity	(256,284)	4,753	2,166,042		1,914,511

Total liabilities and stockholders’ equity	$512,735	$170,910	$2,282,747		$2,966,392

See accompanying notes to unaudited pro forma condensed combined financial information.

Guardion Health Sciences, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2017

	Guardion	VectorVision	Pro Forma
	Historical	Historical	Adjustments	Notes	Pro Forma
	(Unaudited)	(Unaudited)
Revenue	$115,912	$250,881	$-		$366,793

Cost of goods sold	52,326	82,463	-		134,789

Gross profit	63,586	168,418	-		232,004

Operating expenses
Research and development	25,770	7,500	-		33,270
Sales and marketing	178,333	15,981	-		194,314
General and administrative	1,365,807	118,469	157,318	(g)	1,641,594

Total operating expenses	1,569,910	141,950	157,318		1,869,178

(Loss) income from operations	(1,506,324)	26,468	(157,318)		(1,637,174)

Other expenses:
Interest expense	18,355	3,412	-		21,767

Net (loss) income	(1,524,679)	23,056	(157,318)		(1,658,941)

Adjustments related to Series A and Series B convertible preferred stock:
Accretion of deemed dividend	(85,517)	-	-		(85,517)
Dividend declared	(81,183)	-	-		(81,183)
Net (loss) income attributable to common shareholders	$(1,691,379)	$23,056	$(157,318)		$(1,825,641)

Net loss per common share – basic and diluted	$(0.07)				$(0.06)
Weighted average common shares outstanding – basic and diluted	25,287,759		3,050,000	(h)	28,337,759

See accompanying notes to unaudited pro forma condensed combined financial information.

Guardion Health Sciences, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

	Guardion	VectorVision	Pro Forma
	Historical	Historical	Adjustments	Notes	Pro Forma

Revenue	$141,029	$231,458	$-		$372,487

Cost of goods sold	75,702	84,520	-		160,222

Gross profit	65,327	146,938	-		212,265

Operating expenses
Research and development	64,026	-	-		64,026
Sales and marketing	389,111	12,353	-		401,464
General and administrative	3,308,144	164,003	329,637	(i)	3,801,784
Loss on settlement of promissory notes and accounts payable	249,739	-	-		249,739

Total operating expenses	4,011,020	176,356	329,637		4,517,013

Loss from operations	(3,945,693)	(29,418)	(329,637)		(4,304,748)

Other expenses:
Interest expense and financing costs	1,104,557	8,224	-		1,112,781
Change in fair value of note	698,147	-	-		698,147

Total other expenses	1,802,704	8,224	-		1,810,928

Net loss	(5,748,397)	(37,642)	(329,637)		(6,115,676)

Adjustments related to Series A and Series B convertible preferred stock:
Accretion of deemed dividend	(760,011)	-	-		(760,011)
Dividend declared	(35,018)	-	-		(35,018)
Net loss attributable to common shareholders	$(6,543,426)	$(37,642)	$(329,637)		$(6,910,705)

Net loss per common share – basic and diluted	$(0.30)				$(0.28)
Weighted average common shares outstanding – basic and diluted	21,800,719		3,050,000	(j)	24,850,719

See accompanying notes to unaudited pro forma condensed combined financial information.

Guardion Health Sciences, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The unaudited pro forma financial information is based on the historical financial statements of the Company and VectorVision, as adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the acquisition.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

2.	Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The adjustments have been reflected in the unaudited pro forma condensed combined financial information.

Unaudited pro forma condensed combined balance sheet as of June 30, 2017

(a)	Adjustment of intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including technology, trade names, and customer relationships.

The fair values for the individual identified intangible assets were based on the income approach and relief from royalty valuation methodologies using discounted cash flows derived from Management’s estimated financial projections. Discount rates ranging from 15% to 17% were utilized.

The following table summarizes the estimated fair value of each identified asset:

Estimated Fair Value
Customer relationships	$430,700
Technology	161,100
Trade name	65,600
Non-compete covenant	17,000
$674,400

The adjustment is reflected at the full estimated fair value, as the unaudited pro forma balance sheet gives effect to these transactions as if they had occurred on June 30, 2017.

(b)	Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of VectorVision’s identifiable assets acquired and liabilities assumed as shown in Note 3.
(c)	Adjustment is comprised of:
1.	Transaction costs directly attributable to the acquisition but not recorded in the historical financial statements as of June 30, 2017.
2.	Consulting fees earned during the six months ended June 30, 2017 that are directly attributable to the acquisition, are factually supportable, and are expected to have a continuing impact on the combined results following the acquisition.
3.	Incremental salary increase earned during the six months ended June 30, 2017 that is directly attributable to the acquisition, is factually supportable, and is expected to have a continuing impact on the combined results following the acquisition.

The following table summarizes these amounts:

Adjustment	Amount
Costs of acquisition	$104,792
Consulting fees	45,000
Employment costs	5,000
$154,792

(d)	Reflects related party loans with the VectorVision CEO and family members that were forgiven by the parties as of the date of acquisition. The amounts were reclassified to stockholders’ equity.
(e)	Adjustment reflects:
1.	The estimated fair value of the 3,050,000 shares of common stock, issued as purchase consideration by the Company, and allocated to:
i.	the estimated fair value of intangible assets associated with the acquisition;
ii.	the estimated fair value of goodwill associated with the acquisition; and
iii.	the estimated fair value of other assets acquired, and liabilities assumed, as a result of the acquisition.
2.	Reclassification of related party loan balances to stockholders’ equity.
3.	Elimination of VectorVision’s additional paid-in capital as of the date of acquisition.

The following table summarizes these amounts:

Adjustment	Amount
Intangible assets	$674,400
Goodwill	1,608,347
Other assets and liabilities, net	4,753
Reclassification of related party loans	38,087
Elimination of VectorVision additional paid-in capital	(51,410)
$2,274,177

(f)	Adjustment reflects:
1.	Transaction costs directly attributable to the acquisition but not recorded in the historical financial statements as of June 30, 2017.
2.	Consulting fees earned during the six months ended June 30, 2017 that are directly attributable to the acquisition.
3.	Incremental salary increase earned during the six months ended June 30, 2017 that is directly attributable to the acquisition.
4.	Elimination of VectorVision’s retained earnings as of the date of acquisition.

The following table summarizes these amounts:

Adjustment	Amount
Transaction costs	$(104,792)
Consulting fees	(45,000)
Salary increase	(5,000)
Elimination of VectorVision retained earnings	46,657
$(108,135)

Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017

(g)	Adjustment reflects intangible assets amortization expense, consulting fees earned, and incremental salary costs earned during the six-month period ending June 30, 2017, as follows:

Adjustment	Amount
Amortization expense	$107,318
Consulting fees	45,000
Salary increase	5,000
$157,318

The following table summarizes the preliminary allocation of acquired intangible assets and associated amortization expense which is subject to change based on Management’s final determination of the fair value allocation:

	Estimated Fair Value	Estimated Useful Life in Years	Six Months Ended June 30, 2017 Amortization
Customer relationships	$430,700	3	$71,783
Technology	161,100	3	26,850
Trade name	65,600	5	6,560
Non-compete covenant	17,000	4	2,125
	$674,400		$107,318

The useful lives for the intangible assets were estimated based on Management’s consideration of various factors, including assumptions that market participants might use about sales expectations as well as potential effects of obsolescence, competition, technological progress and the regulatory environment. The Company’s independent third party valuation firm concurred with Management’s assessment. Because the future pattern in which the economic benefits of these intangible assets cannot be reliably determined, amortization expense was calculated on a straight-line basis.

(h)	Reflects common shares issued as consideration for the VectorVision acquisition.

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016

(i)	Adjustment reflects intangible assets amortization expense, consulting fees earned, and incremental salary costs earned during the twelve-month period ending December 31, 2016, as follows:

Adjustment	Amount
Amortization expense	$214,637
Consulting fees	105,000
Salary increase	10,000
$329,637

The following table summarizes the preliminary allocation of acquired intangible assets and associated amortization expense which is subject to change based on Management’s final determination of the fair value allocation:

	Estimated Fair Value	Estimated Useful Life in Years	Year Ended December 31, 2016 Amortization
Customer relationships	$430,700	3	$143,567
Technology	161,100	3	53,700
Trade name	65,600	5	13,120
Non-compete covenant	17,000	4	4,250
	$674,400		$214,637

The useful lives for the intangible assets were estimated based on Management’s consideration of various factors, including assumptions that market participants might use about sales expectations as well as potential effects of obsolescence, competition, technological progress and the regulatory environment. The Company’s independent third party valuation firm concurred with Management’s assessment. Because the future pattern in which the economic benefits of these intangible assets cannot be reliably determined, amortization expense was calculated on a straight-line basis.

(j)	Reflects common shares issued as consideration for the VectorVision acquisition.